ERNST & YOUNG LLP
                          Certified Public Accountants
                       One Kansas City Place - Suite 2000
                                1200 Main Street
                          Kansas City, Missouri 64105

                            Telephone (816) 474-5200
                               Fax (816) 480-5555


                         Consent of Independent Auditors

American Century Mutual Funds, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri 64111

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and the use of our report dated January 3, 1997, on the financial statements of American Century Strategic Asset Allocations, Inc. in the Registration Statement (Form N-1A) of the Fund which is incorporated by reference in, and reference to our firm in Appendix I of the post-effective amendment to the Registration Statement (Form N-14) of American Century Strategic Asset Allocations, Inc. filed with the Securities and Exchange Commission.

                                                  /s/Ernst & Young LLP
                                                  Ernst & Young LLP

Kansas City, Missouri
April 18, 1997